                                                                     EXHIBIT 2.2

                              MANAGEMENT AGREEMENT
                              --------------------

     This Management Agreement is made as of March 2, 1998, between Terrace Holdings, Inc. ("Terrace"), and Samuel H. Lasko or his designee ("Manager").

     WHEREAS, Terrace wholly owns The Lasko Companies, Inc. ("TLC") which operates a restaurant business at The Hemispheres, Hallandale, Florida ("Restaurant"); and

     WHEREAS, Terrace desires to retain Manager to operate and manage the business and activities of the Restaurant under and in accordance with the terms and conditions hereinafter set forth; and

     WHEREAS, Manager desires to accept such retention under and in accordance with the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, Manager and Terrace, intending to be legally bound, do hereby covenant and agree as follows:

SECTION 1.  RESPONSIBILITIES, DUTIES AND SERVICES.
            -------------------------------------

     1.1 Terrace hereby engages Manager to render services and perform duties in connection with the operation of the Restaurant, as hereinafter set forth, and Manager hereby accepts such engagement. Manager shall be responsible for the day to day management and operation of the Restaurant's business and affairs, with full power and authority to act on behalf of and bind the Restaurant.

     1.2 Manager's managerial and supervisory authority shall be subject to the ultimate responsibility of Terrace and TLC as owner of the Restaurant. Without limiting the generality of the foregoing:

          (a) Manager shall be obligated for the full and faithful performance of all duties relative to the proper and appropriate operation and management of the Restaurant, including without limitation full and complete compliance with all applicable governmental requirements.
     Anything herein to the contrary notwithstanding, all operations, management, internal procedures, controls and practices as administered and supervised by Manager shall be in full compliance with and subject to all such procedures and policies of Terrace. Nothing in this Agreement shall be construed to constitute Terrace and Manager as agents of each other, copartners or joint venturers, it being contemplated that Manager shall only operate and manage the Restaurant in accordance herewith.

          (b) Nothing in this Agreement shall preclude or prohibit Manager or its personnel or Affiliates from continuing to operate and be engaged in any business in the same manner as Manager and such personnel and Affiliates currently may be engaged, during the term or any extension of this Agreement, notwithstanding that such activities may directly compete with the Restaurant or its business and activities.

SECTION 2.     MANAGEMENT FEES.
               ---------------

     2.1 Subject to the provisions of this Management Agreement, Terrace shall pay to Manager a management fee equal to $100, payable upon execution hereof.

SECTION 3.     REPRESENTATIONS.
               ---------------

     Each of the parties represents and warrants to the other party that:

          (a) This Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, marshalling, moratorium and other similar laws of general application affecting the rights and remedies of creditors and secured parties and the obligations of debtors, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (b) Neither the execution and delivery of this Agreement nor any other agreement or document to be executed and delivered pursuant hereto, nor compliance with the terms, conditions and provisions hereof, by it:

               (i) will conflict with, or result in a breach or violation of, or constitute a default under, any of the terms, conditions or provisions of any law; or

               (ii) will conflict with, or result in breach or violation of or constitute a default in the performance, observance or fulfillment of any obligation, covenant or condition contained in, or constitute, or but for any requirement of giving of notice or passage of time or both would constitute, an event of default by it under, any obligation, covenant or condition contained in the charter or by-laws or partnership agreement or certificate of such party or any contractual obligation or constitute, or but for any requirement of giving of notice or passage of time or both would constitute, an event of default by it under, any contractual obligation.

          (c) Terrace and TLC, each is a corporation duly organized and validly existing under the laws of its jurisdiction of organization with all requisite power and authority, corporate and other, to execute and deliver and perform its obligations under this Agreement.

SECTION 4.     TERM OF THE AGREEMENT.
               ---------------------

     The term of this Agreement shall commence on the date hereof and shall terminate upon the earliest to occur of any of the following:

          (a) Upon the consent in writing of the parties; or

          (b) At 12:00 midnight, Eastern time, one year from the date hereof; or

          (c) By either party, in its sole discretion, upon the occurrence of any of the following events:

               (i) upon the occurrence of any Act of Bankruptcy with respect to the other party; or

               (ii) upon the occurrence by either party of a material breach of its obligations under this Agreement which is not cured within ten days of written notice from the other party of such breach; or

          (d) At such time that Terrace consummates a sale or other disposition of the Restaurant or TLC.

     If this Agreement is terminated, there shall continue any liability which would otherwise exist under this Agreement for any breach of this Agreement which is based on a refusal or failure to perform obligations to be performed on or prior to the date of termination and for any breach of or any erroneous or untrue representation and warranty.

SECTION 5.     INDEMNIFICATION.
               ---------------

     (a) Terrace agrees to indemnify and hold harmless Manager against any and all Claims to the extent that such Claims are based upon, arise out of or relate to (i) any inaccurate, untruthful or erroneous representation or any breach of any warranty or any failure to perform or comply with any of the covenants, conditions or agreements of Terrace or TLC set forth in this Agreement or in any agreements, instruments, other documents or certificates delivered pursuant hereto or thereto or (ii) any act or omission to act by Terrace or TLC which results in Manager incurring any liability or (iii) any other claim, obligation or liability arising out of the business or operation of the Restaurant, direct, indirect, contingent or consequential, unless directly caused by Manager's gross negligence or wilful or wanton misconduct.

     (b) Manager agrees to indemnify and hold harmless Terrace against any and all Claims to the extent such Claims are based upon, arise out of or relate to
(i) any material misrepresentation or any material breach of any warranty or any direct wilful or wanton failure to perform or comply with any of the covenants, conditions or agreements of Manager set forth in this Agreement or in any agreements, instruments, other documents or certificates delivered pursuant hereto, or (ii) any direct grossly negligent act or omission to act or direct wilful or wanton misconduct by Manager which results in Terrace incurring any liability.

     (c) (i) If a claim or demand is made against either Manager or Terrace by a third party which gives or may give rise to indemnification under these provisions, the party claiming indemnification (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") in writing of such claim or demand. Failure of the Indemnified Party to so provide written notice shall not relieve the Indemnifying Party from liability under these provisions except and solely to the extent damages result from such failure. Following such notice, the Indemnifying Party shall assume the defense of such claim or demand through attorneys of its choosing, provided that such attorneys shall be reasonably satisfactory to the Indemnified Party and shall not be the regular attorneys for the Indemnifying Party unless the Indemnified Party consents. The Indemnifying Party shall pay all costs and expenses to contest or defend any such claim or demand. The Indemnified Party shall have the right to employ separate counsel and to participate in the defense of any claim or demand, but shall pay the costs and expenses of such separate counsel unless any of the following are present, in which event the Indemnifying Party shall pay all costs and expenses of such separate counsel:

          (1) the Indemnifying Party has agreed to pay such fees and expenses;
     or

          (2) the Indemnifying Party has failed to assume the defense of such claim or demand, or has failed to employ counsel satisfactory to the Indemnified Party; or

          (3) representation of both Terrace, TLC and Manager by the same counsel would be inappropriate due to actual or potential material differing interests between them, in which event the Indemnifying Party shall not have the right to assume the defense of such claim or demand on behalf of the Indemnified Party if it elects to employ separate counsel.

          (ii) Any such claim or demand by a third party may be settled, compromised or paid by the Indemnifying Party without the consent of the Indemnified Party unless:

          (1) the Indemnified Party would be liable for or subject to any portion thereof; or

          (2) the terms of such settlement, compromise or payment could reasonably be expected to have a material adverse effect on the future business or financial condition of the Indemnified Party,

in which event, the Indemnified Party's prior written consent is required for any such settlement, compromise or payment.

     (d) In the event that any action or proceeding is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action or proceeding or arbitration may receive as part of any award, judgment, decision or other resolution of such action or proceeding their costs and reasonable attorneys' fees as determined by the person or body making such award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action or proceeding, the parties in such settlement shall be entitled to include as part of the damages alleged to have been incurred reasonable costs of attorneys or other professionals in investigation or counseling on such claim.

SECTION 6.     DEFINITIONS.
               -----------

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural and vice versa, and the
                                                      ----------
reference to any gender shall be deemed to include all genders.

     "ACT OF BANKRUPTCY," when used with reference to any Person, shall mean any of the following events or occurrences:

          (a) its admitting in writing its inability to pay its debts generally as they become due; or

          (b) its commencement of a voluntary case under the Bankruptcy Code as from time to time in effect, or its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case; or

          (c) the filing against it or any substantial part of its property of a petition commencing an involuntary case under the Bankruptcy Code which is not dismissed within thirty (30) days; or

          (d) its seeking relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or its consenting to or acquiescing in such relief or its admitting or acquiescing in or failing promptly and in an appropriate manner to deny the material allegations of any petition seeking such relief; or

          (e) the entry of an order by a court (or other ruling body) of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver, trustee, sequestrator, conservator, liquidator, fiscal agent or other custodian for, all or a substantial part of it property; or

          (f) its making an assignment for the benefit of, or entering into a composition with, its creditors; or

          (g) its seeking or consenting to or acquiescing in the appointment of a receiver, trustee, sequestrator, conservator, liquidator, fiscal agent or other custodian of itself or of any substantial part of its property; or

          (h) its winding-up, liquidation or dissolution, or its authorization, by appropriate action of its board of directors or other governing body, of any of the foregoing.

     "AFFILIATE" of any Person shall mean any Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such Person.

     "BANKRUPTCY CODE" shall mean 11 U.S.C. (S) 101 et seq., as from time to
                                                    -- ----
time hereafter amended, and any successor or similar statute and any similar law, statute, regulation or rule of any jurisdiction other than the United States of America.

     "CLAIMS" shall mean any and all liabilities, obligations, losses, damages, deficiencies, claims, assessments, penalties, actions, proceedings, suits and judgments of whatever kind and nature and all fees, costs and expenses (including, without limitation, attorneys' fees and expenses and legal costs) relating thereto.

     "ENTITY" shall mean any corporation, unincorporated association, partnership, business trust, trust, joint stock company, joint venture or other organization, entity or business, or any Governmental Authority.

     "LEGAL ACTION" shall mean any litigation or legal or other actions, suits, proceedings, investigations or arbitration, at law or in equity or admiralty (including without limitation any voluntary or involuntary proceedings under the Bankruptcy Code or any comparable law or statute of any other Governmental Authority).

     "MANAGER" is defined in the preambles to this Agreement.

     "PERSON" shall mean any individual or any Entity.

SECTION 7.     NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
               -----------------------------------------------------

     The parties shall not be liable or bound in any manner by expressed or implied representations, warranties, covenants, agreements or indemnifications pertaining to the subject matter of this Agreement, or any other matter whatsoever, made or furnished by any officer, director, partner, employee, stockholder, attorney, principal, controlling person, agent or other person representing or purporting to represent one of the parties unless such representations, warranties, covenants, agreements or indemnifications are expressly and specifically set forth herein or in any schedule, exhibit or other document expressly made a part hereof or in any certificate or other document delivered pursuant to the provisions of this Agreement.

     The representations, warranties, covenants, agreements and indemnifications set forth or otherwise provided for in this Agreement shall survive the termination of this Agreement and shall not be deemed waived or otherwise affected by any investigation made by or on behalf of any party hereto.

     All representations, warranties, covenants, agreements and indemnifications made in this Agreement or in any agreement, instrument, other document or certificates delivered in connection with the transactions contemplated hereby shall be deemed material and relied on by each party notwithstanding any investigation made by it or on its behalf.

SECTION 8.     CONFIDENTIALITY.
               ---------------

     Each party, except as reasonably necessary to complete the transactions contemplated hereby and except as otherwise required by any Governmental Requirement, including without limitation applicable securities laws, shall use its best efforts to maintain the confidentiality of the terms and conditions of this Agreement and the transactions contemplated hereby. The provisions of this Section shall survive any termination of this Agreement or the consummation of the transactions contemplated hereby.

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

SECTION 9.     ENTIRE AGREEMENT.
               ----------------

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or impled, written or oral, between them as to such subject matter.

SECTION 10.    WAIVERS; AMENDMENTS.
               -------------------

     Anything in this Agreement to the contrary notwithstanding, amendments to and modifications of this Agreement may be made, required consents and approvals may be granted, compliance with any term, covenant, agreement, condition or other provision set forth herein may be omitted or waived, and misrepresentations and breaches of warranties may be waived, either generally or in a particular instance and either retroactively or prospectively with, but only with, the written consent of the party entitled to the benefit thereof.
Any waiver of any terms, covenants, agreements, conditions or other provisions, any breach of any warranty or any misrepresentation, set forth in this Agreement, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such terms, covenants, agreements, conditions, representations or warranties or any other term, covenant, agreement, condition, agreement, provision, representation or warranty, nor shall any failure at any time or times to enforce or require strict performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof. No such waiver shall be effective unless in writing. No delay on the part of any party at any time or times in the exercise of any right or remedy shall operate as a waiver thereof. The failure of a party hereto at any time or times to insist upon strict compliance with any term, covenant, agreement, condition or other provision or to exercise any right or remedy with respect to such failure or to require performance of any thereof shall in no manner affect its right at a later time to enforce the same or constitute a waiver of any such term, covenant, agreement, condition or other provision or any breach or default in connection therewith. Any waiver or consent may be given subject to satisfaction of the conditions stated therein.

SECTION 11.    ASSIGNMENT, SUCCESSORS AND ASSIGNS.
               ----------------------------------

     This Agreement shall not be assignable by either party without the prior written consent of the other; provided, however, that notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, successors by operation of law pursuant to any merger, consolidation or sale of assets involving any of the parties.

     Nothing in this Agreement expressed or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto and their successors and

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

permitted assigns) any rights or remedies under or by reason of this Agreement, including without limitation any rights to enforce this Agreement.

SECTION 12.    NOTICES AND REPRESENTATION.
               --------------------------

     All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, postage prepaid, (b) sent by telex, telegram, fax or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

     If to Manager, at:

          4201 North Hills Drive
          Hollywood, Florida 33021
          954-981-9121 fax

     If to Terrace, at:

          Terrace Holdings, Inc.
          1351 N.W. 22nd Street
          Pompano Beach, Florida 33069
          954-917-7552 fax

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

     A notice delivered in person shall be effective when given; a notice sent by mail shall not become effective until received by the person to whom it is given, unless it is mailed by registered mail, in which case it shall be deemed effective on the earlier of the date of receipt or the third business day after it has been mailed; a notice sent by telex, telegram, telecopy or other form of rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged.

     The parties hereto expressly acknowledge and agree that they each have requested the law firm of Fishman, Merrick, Miller, Genelly, Springer, Klimek & Anderson, P.C. to represent them jointly with respect to this Agreement and related matters and they acknowledge and expressly waive any right or opportunity to assert a claim against said Fishman, Merrick, Miller, Genelly, Springer, Klimek & Anderson, P.C. by reason of conflict of interest. The parties further acknowledge, understand and agree that in the event of any dispute between them under

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

this Agreement or relating to the matters contemplated herein that said Fishman, Merrick, Miller, Genelly, Springer, Klimek & Anderson, P.C. will withdraw as counsel to Manager or his affiliates therein, but may continue to act as counsel to Terrace without any limitation whatsoever subject only to the applicable Code of Professional Responsibility requirements as said firm shall determine.

SECTION 13.    SEVERABILITY.
               ------------

     If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and enforceable to the maximum extent permitted in such jurisdiction or in such case. The parties all endeavor in good faith negotiations to replace the invalid, inoperative, illegal or unenforceable provisions with valid, operative, legal and enforceable provisions the economic effect of which comes as close as possible to that of the invalid, inoperative, illegal or unenforceable provisions.

SECTION 14.    COUNTERPARTS.
               ------------

     This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

SECTION 15.    SECTION HEADINGS.
               ----------------

     The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 16.    CERTAIN TERMINOLOGY.
               -------------------

     Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders. Except where the context otherwise requires, references to "this Section" or words of similar import shall be deemed to refer to the entire section and not a particular subsection and references to

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

"hereunder", "herein", "hereof" or words of similar import shall be deemed to refer to the entire Agreement and not the particular Section or Section or subsection.

SECTION 17.    FURTHER ACTS.
               ------------

     Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such agreements, assignments, instruments, other documents and assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder. Each of the parties hereby irrevocably constitutes and appoints the other as its true and lawful attorney, in the name, place and stead of such party, to execute, acknowledge and deliver all such agreements, assignments, instruments, other documents and assurances as are necessary to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created by this Agreement or to be so created.

SECTION 18.    CONFLICT AMONG ATTACHMENTS.
               --------------------------

     In the event of any conflict between the provisions of this Agreement and any exhibit hereto, or any agreement, instrument, other document or undertaking executed pursuant hereto, unless otherwise specifically provided therein, the provisions of this Agreement shall control.

SECTION 19.    GOVERNING LAW.
               -------------

     The validity, interpretation, construction and performance of this Agreement shall be governed by the applicable laws of the United States of America and the domestic substantive laws of the State of Florida without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

SECTION 20.    ARBITRATION.
               -----------

     The parties agree that any dispute between them that cannot be resolved and any action or proceeding brought by either party against the other shall be determined by arbitration by three arbitrators knowledgeable in the commodity futures business in Chicago, Illinois, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. Each party shall select one arbitrator and the third arbitrator shall be mutually agreed upon by both parties. If the parties are unable to agree upon the third arbitrator, the third arbitrator shall be selected by the arbitrators previously selected by the parties. The costs of the arbitrators shall be borne equally by the parties. The decision of the arbitrators shall be final and binding and may be entered in any court of competent jurisdiction.

     Notwithstanding the foregoing provisions, if there has been filed any petition or application or proceeding commenced by or against any party hereto under any Bankruptcy Code, the other party may elect to enforce all or any of its rights or remedies in any court of competent jurisdiction, and shall not be required to have any such dispute determined in arbitration pursuant to the foregoing provisions.

SECTION 21.    NO PRESUMPTION.
               --------------

     This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement all pursuant to due authority as of the date first above written.

                         TERRACE HOLDINGS, INC.
(SEAL)

                         By:  /s/ Steven Shulman
                              -----------------------------------
                              Steven Shulman,Chairman
                              and Chief Executive Officer

                         /s/ Samuel H. Lasko
                         ----------------------------------------------
                         Samuel H. Lasko

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